UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2015

CTI BIOPHARMA CORP.
(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
3101 Western Avenue West, Suite 600
Seattle, Washington 98121
(Address of principal executive offices)
Registrant’s telephone number, including area code: (206) 282-7100
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2015, CTI BioPharma Corp. (the “Company”) and its wholly-owned subsidiary, Systems Medicine LLC (together with the Company, the “Borrower”), entered into a Fourth Amendment (the “Amendment”) to the Loan and Security Agreement dated March 26, 2013, as amended (as amended prior to the Amendment, the “Original Loan Agreement”, and the Original Loan Agreement as amended by the “Amendment”, the “Facility”) with Hercules Technology Growth Capital, Inc., as administrative agent, and the lenders party thereto (collectively, the “Lender”). Pursuant to the Amendment, the Lender agreed to fund the remaining $5.0 million term loan available under the Facility on the date of the Amendment. On December 11, 2015, $5.0 million (less fees and expenses) was funded, thereby resulting in a current outstanding principal balance under the Facility of $25.0 million (collectively, the “Term Loan Borrowings”). Under the Amendment, the applicable milestone event that the Borrower is required to satisfy to extend the interest-only period until June 30, 2016 (as further described below) is amended such that such milestone will be satisfied upon receipt by Lender on or before March 31, 2016 of satisfactory evidence that the Borrower has submitted to the United States Food and Drug Administration (“FDA”) the fully completed new drug application for pacritinib (the “Pacritinib NDA”), and the FDA has confirmed in writing acceptance of the Pacritinib NDA (“Milestone Event No. 2”).

The interest rate on the Term Loan Borrowings floats at a rate per annum equal to 10.95% plus the amount by which the prime rate exceeds 3.25%. The Borrower is initially required to make interest payments only on a monthly basis, and the principal amount of the Term Loan Borrowings is repayable over 36 monthly installments commencing on January 1, 2016. The interest-only period may be extended, at the Borrower’s option, by three months if the Lender receives on or prior to December 31, 2015 satisfactory evidence that the Borrower has achieved full patient enrollment for the PERSIST-2 Phase 3 clinical trial for pacritinib and by an additional three months if the Borrower satisfies the Milestone Event No. 2 prior to April 1, 2016. The Term Loan Borrowings will mature on December 1, 2018. The Borrower may elect to prepay some or all of the Term Loan Borrowings at any time subject to a prepayment fee, if any, pursuant to the terms of the Facility. Under certain circumstances, the Borrower may be required to prepay the Term Loan Borrowing with proceeds of asset dispositions. The Term Loan Borrowings are secured by a first priority security interest on substantially all of the Company’s personal property except its intellectual property and subject to certain other exceptions.

The Borrower paid a facility charge of $50,000 in connection with the Amendment.

The Facility contains certain representations and warranties, covenants and conditions that are customarily required for similar financings and certain events of default (subject, in certain instances, to specified grace periods) including, but not limited to, the failure to make requisite payments of interest or premium, if any, on, or principal, the failure to comply with certain covenants and agreements, the occurrence of a material adverse effect, defaults in respect of certain other indebtedness and certain events of insolvency. If any event of default occurs, all monetary obligations owing under the Facility may become due and payable immediately.

The foregoing descriptions of the Facility and the Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Original Loan Agreement (as previously filed with the Securities and Exchange Commission) and the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description	Location
10.1
Fourth Amendment to Loan and Security Agreement, dated December 11, 2015, by and among the Registrant, Systems Medicine LLC, Hercules Capital Funding Trust 2014-1 and Hercules Technology Growth Capital, Inc. (in its dual capacity as lender and agent)

Filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI BIOPHARMA CORP.

Date: December 11, 2015	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit Number	Description	Location
10.1
Fourth Amendment to Loan and Security Agreement, dated December 11, 2015, by and among the Registrant, Systems Medicine LLC, Hercules Capital Funding Trust 2014-1 and Hercules Technology Growth Capital, Inc. (in its dual capacity as lender and agent)

Filed herewith.